Report of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders
Putnam Limited Duration Government Income Fund
In planning and performing our audits of the financial statements of the Putnam Limited Duration Government Income Fund (formerly
Intermediate U.S. Government Income Fund), for the year ended
November 30, 2004, we considered its internal control, including control activities for safeguarding securities, in order to
determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR, not to provide assurance on internal control.
The management of the Putnam Limited Duration Government Income
Fund is responsible for establishing and maintaining internal control.  In fulfilling this responsibility, estimates and
judgments by management are required to assess the expected
benefits and related costs of controls.  Generally, controls that are relevant to an audit pertain to the entitys objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles
generally accepted in the United States of America.  Those
controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.
Because of inherent limitations in internal control, error or fraud may occur and not be detected.  Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.
Our consideration of internal control would not necessarily
disclose all matters in internal control that might be material weaknesses under the standards of the Public Company Accounting
Oversight Board (United States).  A material weakness is a
significant deficiency, or combination of significant
deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial
statements will not be prevented or detected.  However, we noted
no matters involving internal control and its operation,
including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of November 30,
2004.
This report is intended solely for the information and use of management and the Board of Trustees of the Putnam Limited
Duration Government Income Fund and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.
								/s/ KPMG LLP

Boston, Massachusetts
January 13, 2004